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               Section 240.14a-101  Schedule 14A.
          Information required in proxy  statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [ ]
Filed by a party other than the Registrant [X]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                    REXENE CORPORATION
 .................................................................
     (Name of Registrant as Specified In Its Charter)

        GUY P. WYSER-PRATTE AND SPEAR, LEEDS & KELLOGG
 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


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          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................




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NEWS RELEASE                                  [MACKENZIE PARTNERS INC. LOGO]

CONTACT:
Stan Kay
MacKenzie Partners, Inc.
(212) 929-5940

FOR IMMEDIATE RELEASE:

            WYSER-PRATTE, SPEAR LEEDS SUBMITS BOARD SLATE, CORPORATE
             GOVERNANCE BY-LAW PROPOSALS FOR REXENE ANNUAL MEETING.

NEW YORK, NY, February 28, 1997 -- Guy P. Wyser-Pratte, President of Wyser-Pratte and Co., Inc., and Fred Kambeitz, a Partner of Spear, Leeds & Kellogg, announced today that on February 27 they provided notice to Rexene Corporation (NYSE: RXN) of their intention to nominate six director candidates at Rexene's currently unscheduled 1997 annual meeting.

In the notice given to Rexene yesterday, Wyser-Pratte and Spear Leeds also submitted a set of corporate governance bylaw amendments for consideration by shareholders at the annual meeting. The proposed amendments are designed to facilitate the change in the Board and to give shareholders final authority to accept or reject offers to acquire the Company.

Wyser-Pratte and Spear Leeds submitted the slate and proposals to Rexene in order to comply with the Company's advance notification bylaw, which requires notifying Rexene by the close of business on Friday, February 28, 1997.

Mr. Wyser-Pratte and Mr. Kambeitz said, "In no way does this annual meeting notification affect our plans to replace the Rexene Board at a special meeting which we have called for April 30, following our receipt of Agent Designations from shareholders representing 58% of Rexene's outstanding shares. We plan to move forward aggressively with our special meeting solicitation as soon as the Company sets a record date, which it has yet failed to do."

The Wyser-Pratte, Spear Leeds candidates for election at the annual include Jonathan R. Macey, Robert C. Mauch, Lawrence C. McQuade, and James Pasman, Jr., who are also the four candidates for the election at the April 30 special meeting, as well as two additional nominees, Werner F. Goeckel, and Louis Klein, Jr.

Mr. Goeckel is a former Senior Vice President of Rexene, where he was employed from 1975 to 1988, serving the last four years as president of Rexene's CT Films division. Currently Mr. Goeckel is a principal of Innoflex, Inc., a company which markets reclosure devices for flexible packaging, and was for five years a senior executive of Atlantis Plastic, Inc., a manufacturer of plastic films and molded plastic components.


                                       - more -


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Wyser-Pratte, Spear, Leeds
February 28, 1997
Page Two

Mr. Klein is a financial consultant and former Chairman and Chief Executive Officer of Stendig, Inc. and Victoreen, Inc. and a former managing director of Neuberger & Berman. Mr. Klein is a director of Schuller (formerly Manville) Corporation and The CRM Funds.

"The only reason our annual meeting slate is six candidates, instead of the four we have nominated for the April 30 special meeting," Mr. Wyser-Pratte and Mr. Kambeitz explained, "is to ensure that we win a majority of the 10 member Rexene Board at the annual meeting, at which different rules apply than at a special meeting."

"With the addition of Mr. Goeckel and Mr. Klein, we now have a strong slate of six well-qualified, independent candidates. If our four-member slate is elected at the special meeting, we anticipate that they will add Mr. Goeckel to the Board."

Last year Rexene held its annual meeting on April 30, but has yet to schedule either a record or meeting date for the 1997 annual meeting.

As previously announced, Mr. Macey is the J. DuPratte White Professor of Law at Cornell University; Mr. Mauch was formerly President, Chief Executive Officer and a Director of both AmeriGas, Inc. and PetroLane, Inc.; Mr. McQuade was formerly President and Chief Executive Officer of Procon Incorporated, Executive Vice President of W.R. Grace & Co., and director of KaiserTech Ltd. and Kaiser Aluminum and Chemical Company; and Mr. Pasman was a former director, Vice Chairman and Chief Financial Officer of Aluminum Corporation of America and former Chairman and Chief Executive Officer of both KaiserTech and Kaiser Aluminum.

                                  #  #  #

                             PARTICIPANT INFORMATION

Mr. Wyser-Pratte owns beneficially 953,600 shares of Rexene common stock representing approximately 5.07% of the outstanding shares. Spear, Leeds & Kellogg owns beneficially 948,600 shares of Rexene common stock, representing approximately 5.04% of the outstanding shares. As stated above, the nominees of Mr. Wyser-Pratte and Spear, Leeds & Kellogg for election at the annual meeting to the board of directors of Rexene are Messrs. Goeckel, Klein, Mauch, Macey, McQuade and Pasman. Messrs. Goeckel and McQuade own beneficially 4,200 and 2,000 shares respectively of Rexene common stock. Eric Longmire of Wyser-Pratte & Co.,Inc. is also a participant.